LOCK-UP AGREEMENT

LOCK-UP AGREEMENT, dated as of August ___, 2007 (this "**Agreement**"), between the officers and directors of the Company executing this Agreement below (each, a "**Holder**") and Orion Ethanol, Inc., a Nevada corporation (the "**Company**"). Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to them in the Amendatory Agreement (as defined below).

BACKGROUND

The Company has entered into a Security Holder Consent and First Amendatory Agreement, dated as of the date hereof (the "**Amendatory Agreement**"), between the Company and certain holders of the Company's outstanding 8% convertible senior notes (the "**Notes**"). It is a condition concurrent to the transactions contemplated by the Amendatory Agreement that this Agreement be executed and delivered by the parties hereto.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement and (c) the execution, delivery and performance of such party's obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

2. Beneficial Ownership. Each Holder hereby represents and warrants that it does not beneficially own (as determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) any shares of Common Stock, or any economic interest therein or derivative therefrom, other than those shares of Common Stock specified on its signature page to this Agreement. For purposes of this Agreement ninety percent (90%) of the shares of Common Stock beneficially owned by such Holder as specified on its signature page to this Agreement plus ninety percent (90%) of any shares of Common Stock acquired during the Lockup Period (as defined below) are collectively referred to as the "**Holder's Shares.**"

3. Lockup. From and after the date of this Agreement and through the date that all Registrable Securities have been registered for resale on Registration Statements declared effective by the SEC (plus each day following the effective date of any Registration Statement during which either (1) the Registration Statement is not effective or (2) the prospectus forming a

portion of the Registration Statement is not available for the resale of all Registrable Securities required to be covered thereby) (the "**Lockup Period**"), each Holder irrevocably agrees it will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, loan, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of, any of its Holder's Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive, Holder's Shares). In furtherance thereof, the Company will (x) place an irrevocable stop order on all Holder's Shares covered by any registration statements, (y) notify its transfer agent in writing of the stop order and the restrictions on such Holder's Shares under this Agreement and direct the transfer agent not to process any attempts by each Holder to resell or transfer any Holder's Shares under such registration statements or otherwise in violation of this Agreement including under Rule 144.

4. Termination. This Agreement shall terminate and become null and void upon the discharge by the Company of its obligations under the Notes or once the Registrable Securities become eligible for resale under the provisions of Rule 144(k) of the Securities Act of 1933.

5. Miscellaneous.

(a) Amendments. This Agreement may not be modified, amended, altered or supplemented and no provision hereunder may be waived, except upon the execution and delivery of a written agreement executed by each of the parties hereto and the holders of a majority in principal amount of the outstanding Notes.

(b) Third-Party Beneficiaries. Each Stockholder and the Company acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Investors executing the Amendatory Agreement and their successors and assigns, who are intended third-party beneficiaries of this Agreement.

(c) Applicable Law. This Agreement and the legal relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to or application of any conflicts of law principles.

(d) Counterparts; Facsimile Execution. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed original but all of which shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

(e) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

IN WITNESS WHEREOF, each of the parties hereto has caused this Lock Up Agreement as of the day and year first above written.

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Name:

Number of shares of Common Stock beneficially owned:

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ORION ETHANOL, INC.

By:________________________________

Name: Joshua Barker

Title: Acting Chief Executive Officer